UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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DIMECO, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2009

Dear Stockholder:

On behalf of the Board of Directors and management of Dimeco, Inc., we cordially invite you to attend our 2009 Annual Meeting of Stockholders. The Annual Meeting will be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania, on Thursday, April 23, 2009, at 2:00 p.m. local time. The attached Notice of Annual Meeting and Proxy Statement describes the formal business we expect to act upon at the Annual Meeting. We will also report on our operations. Our directors and officers will be present to respond to any questions stockholders may have.

At the Annual Meeting, stockholders will be asked to elect three directors and to ratify the appointment of S.R. Snodgrass, A.C. as our independent auditors for the fiscal year ending December 31, 2009. The Board of Directors has unanimously approved each of these proposals and recommends that you vote “FOR” them.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. We encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company. A postage-paid return envelope is enclosed for your convenience. Returning your proxy will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so. If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

Sincerely,

/s/ Gary C. Beilman

Gary C. Beilman

President and

Chief Executive Officer

DIMECO, INC.

820 CHURCH STREET

HONESDALE, PENNSYLVANIA 18431

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 23, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dimeco, Inc., will be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania, on Thursday, April 23, 2009, at 2:00 p.m., local time, for the following purposes:

1.	To elect three directors; and

2.	To ratify the appointment of S.R. Snodgrass, A.C. as our independent auditors for the fiscal year ending December 31, 2009;

all as set forth in the Proxy Statement accompanying this notice, and to transact any other business that may properly come before the Annual Meeting and any adjournments. The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on February 27, 2009 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

A copy of our Annual Report for the year ended December 31, 2008 is enclosed.

Your vote is very important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All stockholders of record can vote by written proxy card. To obtain directions to attend the Annual Meeting and vote in person, please call Linda S. Tallman at 570-253-1970. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John F. Spall

John F. Spall

Secretary

Honesdale, Pennsylvania

March 23, 2009

Important Notice Regarding Internet

Availability of Proxy Materials

for the Stockholder Meeting to be

Held on April 23, 2009

The Proxy Statement and Annual Report to

Stockholders are available at

http://www.cfpproxy.com/5506

PROXY STATEMENT

OF

DIMECO, INC.

820 CHURCH STREET

HONESDALE, PENNSYLVANIA 18431

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 23, 2009

GENERAL

This Proxy Statement is being furnished to stockholders of Dimeco, Inc. by the Company’s Board of Directors in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania, on Thursday, April 23, 2009, at 2:00 p.m., local time, and at any adjournments thereof. The 2008 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2008, accompanies this Notice of Annual Meeting of Stockholders and this Proxy Statement, which are first being mailed to stockholders on or about March 23, 2009.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $.50 par value (the “Common Stock”), as of the close of business on February 27, 2009 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 1,559,028 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of its nominees for director and a vote “FOR” the ratification of the appointment of S.R. Snodgrass, A.C. as our independent auditors.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

Internet Access to Proxy Materials

Copies of this Proxy Statement and the 2008 Annual Report to Stockholders are available on the internet at www.cfpproxy.com/5506. Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form. Stockholders of record can make this election by calling toll-free to 800-951-8405, sending an e-mail to fulfillment@rtco.com, or by following the instructions at www.cfpproxy.com/5506. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote in favor of all nominees except nominees you specify as to which you withhold your vote. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of S.R. Snodgrass, A.C. as our independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports regarding their ownership with the Securities and Exchange Commission. A person is the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power over the shares, or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding (%)
Henry M. Skier
820 Church Street
Honesdale, Pennsylvania 18431	94,425 (1)	6.0%

(1) See “Proposal 1 – Election of Directors”

PROPOSAL 1. ELECTION OF DIRECTORS

Our bylaws require that directors be divided into three classes, as nearly equal in number as possible. Each class serves for a three year term, with approximately one-third of the directors elected each year. The Board of Directors currently consists of eight members, each of whom also serves as a director of The Dime Bank (the “Bank”). Three directors will be elected at the Annual Meeting, each to serve for a three-year term or until his or her successor has been elected and qualified.

The Board of Directors has nominated Barbara J. Genzlinger, John S. Kiesendahl and John F. Spall (collectively, the “Nominees”) for election as directors for additional three-year terms. The Nominees currently serve as directors of the Company. The persons named as proxies in the enclosed Proxy Card intend to vote for the election of the Nominees, unless the Proxy Card is marked to expressly withhold such authority. If any of the Nominees withdraws or is unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, the persons named in the enclosed Proxy Card intend to vote for the election of the person or persons that the Nominating Committee may recommend to the Board of Directors. If there is no substitute nominee, the size of the Board of Directors may be reduced.

The following table sets forth the names, ages, positions with the Company, terms of, and length of board service, numerical and percentage ownership of the Common Stock for:

•	each of the persons nominated for election as directors of the Company at the Annual Meeting;
•	each other director of the Company who will continue to serve as director after the Annual Meeting; and
•	each executive officer.

Beneficial ownership of the directors and executive officers of the Company, as a group, is also set forth below.

				Shares of
				Common
		Year First	Current	Stock
		Elected or	Term To	Beneficially	Percent
Name and Title	Age (1)	Appointed (2)	Expire	Owned (1)(3)	Owned
BOARD NOMINEES FOR TERMS TO EXPIRE IN 2012
Barbara J. Genzlinger	57	1998	2009	9,177	*
Director
John S. Kiesendahl	62	1993	2009	37,953	2.4%
Director, Vice Chairman of the Board
John F. Spall	62	1999	2009	37,123	2.4%
Director, Secretary
DIRECTORS CONTINUING IN OFFICE
William E. Schwarz	66	1993	2010	21,278	1.4%
Director, Chairman of the Board
Henry M. Skier	68	1993	2010	94,425	6.0%
Director
Gary C. Beilman	54	2005	2011	28,708	1.8%
President, Chief Executive Officer and Director
Robert E. Genirs	73	1998	2011	13,628	*
Director
Thomas A. Peifer	66	1993	2011	27,308	1.8%
Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Maureen H. Beilman	53	-	-	15,340	*
Chief Financial Officer, Treasurer, Asst. Secretary
Peter Bochnovich	47	-	-	13,192	*
Sr. Vice President and Asst. Secretary of the Bank

Directors, nominees, named executive officers
and executive officers of the Company as a	-	-	-	298,132	18.8%
group (10 persons)

(1)	As of Record Date.
(2)	Refers to the year the individual first became a director of the Company.
(3)

The share amounts include 3,928 shares for Ms. Genzlinger, 1,428 shares for Mr. Schwarz, 6,428 shares for Mr. Skier, 4,200 shares for Mr. Beilman, 1,428 shares for Mr. Genirs, 2,200 shares for Ms. Beilman and 10,250 shares for Mr. Bochnovich that may be acquired through the exercise of stock options within sixty days of the Record Date under the stock option plans.

*	Less than 1% of Common Stock outstanding

Biographical Information

Set forth below is certain information with respect to the directors, including the director nominee and executive officers of the Company. All directors and executive officers have held their present positions for five years unless otherwise stated.

Nominees For Director:

Barbara J. Genzlinger is Secretary/Treasurer of The Settlers Inn, a country inn located in Hawley, Pennsylvania, and President of Sayre Mansion, LLC, a country inn located in Bethlehem, Pennsylvania.

John S. Kiesendahl is the President and Chief Executive Officer of Woodloch Pines Inc., a resort located in Hawley, Pennsylvania.

John F. Spall is an attorney, practicing in Hawley, Pennsylvania.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

William E. Schwarz is President of Edward J. Schwarz, Inc., an automobile dealership, located in Honesdale, Pennsylvania.

Henry M. Skier is President of A.M. Skier, Inc., an insurance agency, located in Hawley, Pennsylvania.

Gary C. Beilman is the President and Chief Executive Officer of the Company and Bank. Mr. Beilman was appointed President and Director on January 1, 2005. He was previously appointed Chief Executive Officer on January 1, 2002. Prior to January 2002, Mr. Beilman served the Company and Bank in various capacities. Mr. Beilman is the brother-in-law of Maureen H. Beilman.

Robert E. Genirs is retired. Prior to his retirement in 1998, Mr. Genirs was the Chief Administrative Officer for Lehman Brothers where he previously served as Chief Financial Officer and Controller.

Thomas A. Peifer is retired. Prior to his retirement in 2001, Mr. Peifer was Superintendent of the Wallenpaupack Area School District in Hawley, Pennsylvania. He is the President of Metlag, Inc., a franchised retail Agway store.

Executive Officers Who are Not Directors:

Maureen H. Beilman is the Chief Financial Officer, Treasurer and Assistant Secretary of the Company and the Bank. Ms. Beilman is the sister-in-law of Gary C. Beilman.

Peter Bochnovich is Senior Vice President and Assistant Secretary of the Company and the Bank. He has served as the Senior Lending Officer since his hire in 2001.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that Directors Schwarz, Skier, Genirs, Peifer, Genzlinger, Kiesendahl and Spall would be considered independent under the independence standards of The NASDAQ Stock Market if the Company were subject to those standards. The Company and the Bank prefer to do business with customers who provide services in our market area and therefore, the businesses that are owned by our directors would also be considered in these purchase decisions. Among these purchases are the following: insurance products from the A.M. Skier Insurance Agency of which Mr. Skier is the President, automobile purchase and service on bank-owned vehicles from Edw. J. Schwarz, Inc. of which Mr. Schwarz is the President, golf fees and restaurant services from Woodloch Pines, Inc. of which Mr. Kiesendahl is the President and CEO, restaurant and lodging from The Settlers Inn and The Sayre Mansion in which Ms. Genzlinger holds executive positions and merchandise from Greentown Agway of which Mr. Peifer is the President. In addition, the Bank leases space for the Greentown office from Tomlin, Inc. of which Mr. Peifer is the President. The Board approves the purchase of these products and services assuring that the transactions are comparable in price and quality to those in the marketplace. The Board has determined that these purchases do not affect the independence of any director from whom we purchase products or services. While the rules of The NASDAQ Stock Market are not applicable to the Company, we believe that all members of the Audit Committee meet the independence standards of The NASDAQ Stock Market for Audit Committee members.

Director Attendance

The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended December 31, 2008, the Board of Directors of Dimeco, Inc. held 11 meetings and the Board of Directors of The Dime Bank held 14 meetings, including regularly scheduled and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served during the fiscal year ended December 31, 2008. The Board of Directors encourages directors to attend the Annual Meeting of Stockholders but does not have a formal policy in that regard. All directors attended the 2008 Annual Meeting.

Committees of the Board of Directors

Nominating Committee. The outside directors act as the Nominating Committee for the selection of management’s nominees for directors. The Company believes that the outside directors would qualify as independent under the rules of The NASDAQ Stock Market if the Company were subject to those rules. Although this is not a standing committee, the Board believes that its procedures are sufficient to ensure that its nominees are approved by a majority of the independent directors. The outside directors met once as a Nominating Committee during the fiscal year ended December 31, 2008. The Company has not adopted a charter for the Nominating Committee.

The Nominating Committee will consider candidates recommended by stockholders. With respect to each individual vacancy, the Nominating Committee intends to determine the specific qualifications and skills required to fill that vacancy and to complement the existing qualifications and skills of the other Board members. Nominations to the Board of Directors made by stockholders must be made in writing to the Secretary and received by the Company not less than 60 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders of the Company. Notice to the Company of such nominations must include certain information required pursuant to the Company’s bylaws and the proposed nominee must fulfill the existing eligibility standards.

Compensation Committee. The Compensation Committee is comprised of Directors Genirs, Kiesendahl and Skier, each of whom would be considered independent under the rules of The NASDAQ Stock Market if the Company were subject to those rules. Decisions regarding the compensation of our executives are made by the Compensation Committee. They have the strategic and administrative responsibility for ensuring that key management employees are compensated effectively in addition to oversight of all executive compensation plans and employee benefits. The Committee met twice during the 2008 fiscal year. The Compensation Committee has adopted a written charter which was attached as an appendix to the proxy statement for the 2007 Annual Meeting. A current copy of the compensation committee charter is not available on our website.

Audit Committee. The Audit Committee is comprised of all directors except Mr. Beilman. The Audit Committee is a standing committee that is responsible for developing and maintaining the Company’s and the Bank’s audit program. While the rules of The NASDAQ Stock Market are not applicable to the Company, the Company believes that all members of the Audit Committee would qualify as independent directors under those rules including the specific independence requirements for audit committee members. The Committee also meets with the independent auditors to discuss the results of the annual audit and any related matters. The Committee met five times in fiscal year 2008. The Board of Directors has adopted a written audit committee charter for the Audit Committee. A current copy of the audit committee charter is available on our website at www.thedimebank.com.

Audit Committee Financial Expert. The Board of Directors has determined that Robert E. Genirs is an Audit Committee “financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities and Exchange Commission (“SEC”). Mr. Genirs would be considered an independent director, under the rules of The NASDAQ Stock Market including the specific independence requirements of The NASDAQ Stock Market for audit committee members.

Communications with Directors

Stockholders who wish to communicate with the Board of Directors should send their communications to the Secretary at the Company’s main office, PO Box 509, 820 Church Street, Honesdale, Pennsylvania 18431.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last two fiscal years by our principal executive officer and each other executive officer whose total compensation (excluding compensation attributable to changes in above market non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2008 exceeded $100,000 for services rendered in all capacities to Dimeco, Inc. and The Dime Bank.

	Fiscal			All Other
Name and Principal Position	Year	Salary	Bonus	Compensation (1)	Total

Gary C. Beilman	2008	$190,000	$47,500	$60,866	$298,366
President and Chief Executive Officer	2007	$176,000	$50,000	$63,286	$289,286

Maureen H. Beilman	2008	$120,000	$32,500	$29,515	$182,015
Chief Financial Officer	2007	$110,000	$35,000	$30,926	$175,926

Peter Bochnovich	2008	$120,000	$32,500	$28,922	$181,422
Senior Vice President	2007	$110,000	$35,000	$30,331	$175,331

(1)	All other compensation for the last fiscal year consists of the following:

	Salary Continuation Plan	401(k) Matching Contribution	Profit Sharing Contribution	Tax Reimbursement	Total

Gary C. Beilman	$45,004	$7,600	$7,600	$662	$60,866
Maureen H. Beilman	$19,626	$4,800	$4,800	$289	$29,515
Peter Bochnovich	$19,042	$4,800	$4,800	$280	$28,922

The Company does not have employment agreements with any of the named executive officers. Their salaries are determined annually by the Compensation Committee of the Board of Directors which also awards cash bonuses on a discretionary basis.

The Company matches employee contributions to its 401(k) Plan on a dollar for dollar basis up to 3% of salary and matches 50% of contributions in excess of that amount up to an additional 2% of salary. For the last fiscal year, the Company made a 4% profit-sharing contribution reflecting the Company’s financial results for the year, regardless of the amount contributed by employees. The 401 (k) Plan is described in more detail below.

To provide additional retirement security to named executive officers and encourage their continued service, the Company has entered into Salary Continuation Agreements with each of the named executive officers. The agreements are described in detail below. Because these are not tax-qualified plans, the annual increase in the present value of the named executive officers’ retirement benefits under the Salary Continuation Agreements is treated as taxable compensation to the named executive officers. In connection with the Salary Continuation Agreements, the Company reimburses the named executive officers for any tax liability incurred as the result of income attributable to participants in the Salary Continuation Agreements.

The aggregate value of perquisites and personal benefits did not exceed $10,000 for any named executive officer. All officers, including the above named executive officers, have an in-service death benefit under a bank-owned life insurance policy equal to three times salary. If the officers satisfy certain age and years of service requirements, they will be entitled to a death benefit under these policies equal to two times final salary after they leave the Company.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information on an award-by-award basis with respect to outstanding equity awards of the named executive officers at fiscal year end.

	Option Awards
	Number of
	Securities
	Underlying
	Unexercised	Option	Option
	Options	Exercise	Expiration
Name	Exercisable (1)	Price	Date

Gary C. Beilman	4,200	$35.95	09/22/2015

Maureen H. Beilman	2,200	$35.95	09/22/2015

Peter Bochnovich	2,550	$16.50	03/15/2010
	4,000	$21.30	03/15/2010
	3,700	$35.95	09/22/2015

(1)	All options are fully vested.

Retirement, Severance and Change-in-Control Agreements.

The named executive officers are parties to various agreements that provide for payments in connection with any termination of their employment.

Severance Agreements.The Bank has entered into change-in-control severance agreements with Messrs. Beilman and Bochnovich and Ms. Beilman. The severance agreements have terms of three years each, renewable annually thereafter. If, during the two years following a change in control, the Company or the Bank terminates the executives’ employment for a reason other than cause, death, disability or retirement or the executives voluntarily terminate their employment in certain specified circumstances, the executives will be entitled to a severance payment equal to three (3) times their average annual compensation for the five most recent taxable years that the executive has been employed by the Bank. These agreements also provide for the continuation of all benefit coverage provided under the Bank’s (or its successor’s) employee benefit and welfare plans and programs for up to thirty-six (36) months following a post change-in-control involuntary termination of employment for a reason other than cause or a voluntary termination in the specified circumstances. The maximum severance payable to the executives under these agreements, however, will be reduced to the extent necessary to avoid treatment as a non-deductible excess parachute payment under section 280G of the Internal Revenue Code.

Salary Continuation Agreements.The Bank entered into non-qualified salary continuation agreements with Messrs. Beilman and Bochnovich and Ms. Beilman. If these officers continue to serve as officers of the Bank until they become 65 years old, the Bank has agreed to pay annual benefits of $111,000, $89,000 and $62,000 to Messrs. Beilman and Bochnovich and Ms. Beilman, respectively, for 15 years in each case commencing on the first day of the month following the officer’s 65th birthday. These payments are fixed and do not depend on the officer’s final salary or other compensation. If the officers attain age 65, but die before receiving all of the guaranteed monthly payments, or die before age 65 while serving as an officer, then the Bank will make the remaining payments to that officer’s designated beneficiary or to the representative of his or her estate. If the employee voluntarily terminates their employment, the accrued benefit is payable to them based upon their vested percentage. If they are terminated for cause, they are not entitled to any benefit. In the event of a change-in-control followed by a termination, the officers are entitled to receive a specified annual benefit depending on their age that increases to the level of their normal retirement benefit by age 62.

401(k) Plan. The Bank maintains a defined contribution 401(k) Plan pursuant to which eligible employees may contribute up to 80% of their salaries subject to Internal Revenue Code contribution limits. The 401(k) Plan is open to all employees over the age of 21 with more than six months of service. The Bank’s contribution to the plan is based on 100 percent matching of voluntary contributions up to 3 percent and 50 percent matching on the next 2 percent of eligible individual compensation. Additionally, the Bank contributed 4% of each eligible employee’s compensation as a discretionary profit sharing contribution in 2008. Employees may invest their 401(k) Plan account balances in various mutual funds. Employee contributions are vested at all times, and Bank contributions are fully vested after five years. Participating employees may begin receiving distributions from their 401(k) Plan account following their death, disability or retirement as early as age 60 and must begin receiving minimum required distributions at age 70½ or the year of retirement.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of Dimeco, Inc. who are not named executive officers for the last completed fiscal year.

	Fees Earned or	All Other
Name(1)(2)(3)	Paid in Cash	Compensation(4)	Total
Robert E. Genirs	$22,000	$3,305	$25,305
Barbara J. Genzlinger	$22,000	$—	$22,000
John S. Kiesendahl	$22,000	$—	$22,000
Thomas A. Peifer	$22,000	$—	$22,000
William E. Schwarz	$22,000	$—	$22,000
Henry M. Skier	$22,000	$—	$22,000
John F. Spall	$22,000	$—	$22,000

(1)	Director Gary C. Beilman, as the Company's President and Chief Executive Officer, does not receive any additional remuneration as a director.
(2)	Non-employee directors.
(3)	Directors’ stock option awards outstanding at December 31, 2008 were: 1,428 for Mr. Genirs, 3,928 for Ms. Genzlinger, 1,428 for Mr. Schwarz, 6,428 for Mr. Skier.
(4)	Travel expenses of $3,305 were reimbursed to Mr. Genirs for his travel related to attending meetings.

For the year ended December 31, 2008, each non-employee director received board fees of $22,000, regardless of attendance. There are no fees paid in connection with attendance of committee meetings. For the fiscal year ended December 31, 2008, board fees totaled $154,000. Directors’ fees are paid by the Bank on whose board each director sits; no additional fees are paid for service as a director of the Company.

RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Bank, their families and their affiliates are customers of the Bank. Any transactions with such parties including loans and commitments are made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectability or present other unfavorable features.

All loans to directors or executive officers or their affiliates require approval of the Board of Directors. The Board may grant favorable interest rates on loans to executive officers as long as the loan discount is offered equally to all Bank employees and the loan is written in compliance with Federal Reserve Regulation O. Origination fees for residential mortgages and one refinancing of the same real estate is waived for all employees including executive officers. All loans to executive officers include a demand call provision which states that the loan is due and payable at any time that the executive officer is indebted to any other bank in an amount greater than the executive officer is eligible to borrow from The Dime Bank.

PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS

S.R. Snodgrass, A.C. (“Snodgrass”) was the Company’s independent public accountants for the 2008 fiscal year. The Board of Directors has appointed Snodgrass to be its accountants for the fiscal year ending December 31, 2009 and is seeking ratification by the Company’s stockholders of such appointment. A representative of Snodgrass is expected to be available at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if they so desire.

Fees paid to Snodgrass for the last two fiscal years were as follows:

	2008	2007
Audit Fees(1)	$76,523	$82,208
Audit-Related Fees (2)	$8,575	$8,200
Tax Fees(3)	$14,288	$13,400
All Other Fees(4)	$167,895	$31,497

(1)

Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and for services normally provided by Snodgrass in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for professional services rendered forthe audit of the Company sponsored employee benefit plans.
(3)	Tax services consist of compliance fees for the preparation of state and federal tax returns.
(4)	All other fees include consulting services for compliance and process improvement consulting.

The Audit Committee approves all non-audit work performed by Snodgrass in advance and has not adopted any pre-approval policies and procedures.

Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast by stockholders at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SNODGRASS AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2009 FISCAL YEAR.

REPORT OF THE AUDIT COMITTEE

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the audited financial statement for the year ended December 31, 2008 with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountants

The Audit Committee discussed with Snodgrass, the Company’s independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Snodgrass as required by applicable requirements of the Public Company Accounting Oversight Board regarding Snodgrass’s communications with the Audit Committee concerning independence and has discussed with Snodgrass its independence. The Audit Committee considered whether the provision of the non-audit services listed under “All Other Fees” below was compatible with maintaining Snodgrass’ independence.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee:
Robert E. Genirs – Chairman
William E. Schwarz
Barbara J. Genzlinger
John S. Kiesendahl
Thomas A. Peifer
Henry M. Skier
John F. Spall

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and the beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish us with copies of such reports. To the best of our knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2008 fiscal year. We are not aware of any beneficial owners of more than 10% of the Common Stock.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2010, all stockholder proposals must be submitted to the Secretary at the Company’s office, PO Box 509, 820 Church Street, Honesdale, Pennsylvania 18431, on or before November 25, 2009. In order to be considered for possible action by stockholders at the 2010 annual meeting of stockholders, stockholder nominations for director and stockholder proposals not included in the Company’s proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than February 23, 2010.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by e-mail or telephone without additional compensation.

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO MAUREEN H. BEILMAN, DIMECO, INC., PO BOX 509, HONESDALE, PENNSYLVANIA 18431.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John F. Spall

John F. Spall

Secretary

Honesdale, Pennsylvania

March 23, 2009

DIMECO, INC.

820 CHURCH STREET

HONESDALE, PENNSYLVANIA 18431

ANNUAL MEETING OF STOCKHOLDERS

APRIL 23, 2009

The undersigned hereby appoints the Board of Directors of Dimeco, Inc. (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania on Thursday, April 23, 2009, at 2:00 p.m., local time, and at any and all adjournments thereof, in the following manner:

FOR	WITHHOLD	FOR EXCEPT
1.	The election as directors of the nominees	☐	☐	☐
listed below for a three-year term:

Barbara J. Genzlinger

John S. Kiesendahl

John F. Spall

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR EXCEPT” and insert the nominee’s name in the space provided below.

____________________________________________

FOR	AGAINST	ABSTAIN

2.	The ratification of the appointment of	☐	☐	☐

S.R. Snodgrass, A.C. as independent

public accountants of the Company

for the fiscal year ending December 31, 2009.

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” each of the above listed propositions.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above	Co-holder (if any) sign above

Should the above signed be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the Stockholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The above signed may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

The above signed acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 23, 2009, and the 2008 Annual Report.

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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